EXHIBIT 10.23.2

AMENDMENT NO. 1 TO LICENSE AND SUPPLY AGREEMENT

This Amendment No. 1 to the License and Supply Agreement (this “Amendment”) is entered into and effective as of December 21, 2012 (the “Amendment Date”), by and between ULURU Inc., a Nevada corporation having an address at 4452 Beltway Drive, Addison, TX 75001, USA (“ULURU”) and MELMED HOLDING AG, a corporation organized and existing under the Laws of Switzerland and having an address at Bahnhofstrasse 10, CH6301 Zug (“MELMED HOLDING”) (each of ULURU and MELMED HOLDING, a “Party” or together, the “Parties”).

WHEREAS, ULURU and MELMED HOLDING are parties to that certain License and Supply Agreement, dated as of January, 11, 2012 (the “Original Agreement”);

WHEREAS, the Original Agreement provides MELMED HOLDING with certain rights and licenses to patents and other intellectual property that cover ULURU’s product, Altrazeal®, including exclusive registration, marketing, promotion, sale and distribution rights in specified countries;

WHEREAS, pursuant to the Original Agreement, ULURU retains the right, and has an obligation, to manufacture and supply the Products to MELMED HOLDING; and

WHEREAS, ULURU and MELMED HOLDING now wish to amend the Original Agreement to provide, among other things, that MELMED HOLDING shall be granted exclusive rights to additional territories, reduce the royalty payable on net sales and will adjust the purchase price of Altrazeal® for the territory.

AGREEMENT

NOW, THEREFORE ULURU and MELMED HOLDING agree as follows:

1.
Definitions. Unless otherwise expressly defined herein, all capitalized terms used herein have the meaning ascribed to them in the Original Agreement. The term “Agreement” means the Original Agreement as amended by this Amendment No. 1.

2.	Amendment of Territory. Exhibit F of the Original Agreement is hereby amended to read as Exhibit F attached to this Amendment No. 1.

3.	Amendment to 5.1 Price. Exhibit D of the Original Agreement is hereby amended in its entirety to read as Exhibit D attached to this Amendment No. 1.

4.	Amendment to Section 5.3. Section 5.3 of the Original Agreement is hereby amended to read as follows:
“5.3 Royalty Payments. In addition to the payments set forth above. MELMED HOLDING shall pay to ULURU a royalty (the “Royalty”), on a country-by-country basis in the Territory, equal to five percent (5%) of Net Sales of the Product in such country during each calendar quarter (or portion thereof) during the Term (each such period, a “Royalty Period”), commencing as of the date on which the Product is sold by MELMED HOLDING for the first time to a Third Party for commercial distribution in such country. Each Royalty will be payable not later than thirty (30) days following the expiration of each applicable Royalty Period. MELMED HOLDING shall pay the Royalty with respect to a country that accrues during the Term of this Agreement for so long as the license granted by ULURU under Section 2.1.1 remains in effect in such country. MELMED HOLDING will include with each such payment a written report detailing (i) the number of Product units, per country, and the sales price of such Product units by MELMED HOLDING and its affiliates; and (ii) Net Sales of the Product during the applicable Royalty Period, all in a manner consistent with MELMED HOLDING’s internal sales reporting.

5.
No other Changes; Consolidated Agreement. All other terms and conditions of the Original Agreement are hereby confirmed and shall remain in full force and effect. In the event of any conflict with the provisions of this Amendment and any provisions of the Original Agreement, the provisions of this Amendment shall control. Upon the request of either Party, the Parties shall prepare an Amended and Restated License and Supply Agreement that incorporates the terms of this Amendment into the Original Agreement and eliminates all terms in the Original Agreement that have been rendered obsolete or unnecessary due to this Amendment.

6.
Multiple Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. Facsimile or PDF signatures of this Amendment shall have the same force and effect as an original signature.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their respective duly authorized representatives as of the date first above written:

MELMED HOLDING AG		ULURU Inc.
By:	/s/ Helmut Kerschbaumer	By:	/s/ Kerry P. Gray
Name:	Helmut Kerschbaumer	Name:	Kerry P. Gray
Title:	CEO	Title:	President and CEO

EXHIBIT D

ALTRAZEAL®	PRICING

0.75 gram	3.00 EURO

2.0 gram	4.75 EURO

ROYALTY

Revised from 10% to 5%

EXHIBIT F

Territory

European Union:	Middle East:

Austria	Bahrain
Belgium	Egypt
Bulgaria	Jordan
Cyprus	Kuwait
Czech Republic	Oman
Denmark	Quatar
Estonia	Saudi Arabia
Finland	Syria
France	UAE
Germany
Hungary	North Africa / French Speaking Africa:
Ireland
Italy	Algeria
Latvia	Angola
Lithuania	Cote dİvorie
Malta	Equatorial Guinea
Netherlands	Gaban
Norway	Lybia
Poland	Morocco
Portugal	Namibia
Romania	Tunesia
Slovakia
Slovenia
Spain	Asia and Pacific
Sweden	** Excluding China, Hong Kong, Macau, Taiwan, South Korea and Japan
Switzerland
United Kingdom